UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2007

LIBERATOR MEDICAL HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

NEVADA	000-05663	87-0267292
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2979 SE Gran Park Way, Stuart, Florida	34997
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (772) 287-2414

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

Commencing with the Company’s Report on Form 10-QSB filed on August 20, 2007, for the quarter ended June 30, 2007, Liberator Medical Holdings, Inc. (the “Company”) engaged Wieseneck, Andres & Company, P.A. (“Wieseneck Andres”), as its auditors. As set forth in the Company’s Current Report on Form 8-K filed on May 11, 2007, the Company’s prior auditors, Child, Van Wagoner & Bradshaw, PLLC (“CVB”), had been engaged on May 8, 2007, after the resignation of Chisholm Bierwolf & Milson, LLC (“Chisholm”), as the Company’s auditors on February 16, 2007.

From the date of the engagement of CVB, which commenced after the Company had completed and received the report of Chisholm on its financial statements for the year ended September 30, 2006, until the date of the engagement of Wieseneck Andres, there were no disagreements with CVB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of CVB, would have caused it to make reference to the subject matter of the disagreements in connection with a report with respect to the financial statements of the Company.

The appointment of Wieseneck Andres was approved by the Company’s Board of Directors. On August 30, 2007, Wieseneck Andres orally advised the Company that for reasons not related to the Company, Wieseneck Andres would be unable to continue as the Company’s auditors. The Company expected to receive, but has not received, the written resignation of Wieseneck Andres. During its engagement, which commenced after the Company had completed and received the report of Chisholm on its financial statements for the year ended September 30, 2006, and ended before the completion of the Company’s fiscal year ending September 30, 2007, Wieseneck Andres did not report on the Company’s financial statements. During the term of the engagement of Wieseneck Andres, there were no disagreements with Wieseneck Andres, whether or not resolved, on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Wieseneck Andres’ satisfaction, would have caused it to make reference to the subject matter of the disagreements in a report.

After the Company’s being orally advised that Wieseneck Andres would not continue as the Company’s auditors, on September 19, 2007, the Company engaged Berenfeld, Spritzer, Shechter & Sheer, Fort Lauderdale, Florida (“Berenfeld”), as its auditors. The appointment of Berenfeld was approved by the Company’s Board of Directors. During the Company’s two most recent fiscal years and through the date of this Current Report, the Company did not consult Berenfeld regarding either (i) the application of accounting principles to a specified completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of

Regulation S-B) or an event identifiable in response to Item 304(a)(1)(iv) of Regulation S-B.

We have made the contents of this Current Report available to CVB and Wieseneck Andres and have requested that within ten (10) business days of the filing of this Report each of them furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in this Current Report and, if not, stating the respects in which it does not agree.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 19, 2007, we elected to change our fiscal year-end from December 31 to September 30. Our Form 10-KSB filing to be dated September 30, 2007, will contain the required information covering the transition period.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 24, 2007	/s/ Mark A. Libratore

Mark A. Libratore, President

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